UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2014

WORLD MOTO, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54694	77-0716386
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

131 Thailand Science Park INC-1 #214	N/A
Phahonyothin Road
Klong1, Klong Luang
Pathumthani 12120 Thailand
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 840-8781

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry into a Material Definitive Agreement

On December 11, 2014, World Moto Inc., a Nevada corporation (the “Company”) issued Debentures to certain accredited investors (the “Investors”) in the aggregate principal amount of $543,378 for a purchase price of $500,000 (8% original issue discount). The Debentures were issued pursuant to the terms of a Securities Purchase Agreement, dated April 4, 2014, between the Company and the Investors. The Debentures accrue interest at the rate of 12% annually and have a maturity date of December 11, 2015. The Company is obligated to make amortization payments beginning on the six month anniversary of the issuance date of the Debentures and continuing monthly thereafter. The Debentures are convertible into shares of common stock of the Company at any time at the discretion of the Investors at a conversion price equal to the lesser of (i) $0.10 or (ii) 70% of the lowest traded price per share of the common stock during the twenty five (25) trading days prior to the date of conversion.

The conversion price of the Debentures is subject to full ratchet anti-dilution protection upon the occurrence of stock dividends, stock splits, sales of securities of the Company, rights offerings, certain pro rata distributions or a certain fundamental transactions as defined in the Debentures. The Company also has a right of redemption with respect to some or all of the outstanding principal balance under the Debentures.

The Debentures include customary events of default, such as defaults in payment, breaches of covenants or agreements, or changes in control. Upon the occurrence of an event of default, the outstanding principal and interest (which shall accrue at 18% per annum after the event of default) under the Debentures will be due and shall also be convertible at the lesser of the conversion price and 60% of the volume weighted average price (“VWAP”) for the five (5) trading days in the preceding twenty (20) trading days that have the lowest VWAP during such period.

Pursuant to the Securities Purchase Agreement, the Company and the Investors previously entered into a Security Agreement granting the collateral agent named in the Security Agreement, on behalf of the Investors, a lien on all of the assets of the Company (the “Collateral”). In the event of a default as defined in the Debentures, the Investors may among other things, collect or take possession of the Collateral, proceed with the foreclosure of the security interest in the Collateral or sell, lease or dispose of the Collateral.

The foregoing description is qualified in its entirety by reference to the Form of Debenture, filed as Exhibit 10.1 hereto.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K (the “Report”), which disclosure is incorporated herein by reference.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02	Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 of the Report, which disclosure is incorporated herein by reference.

The issuance of the Debentures is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act’), pursuant to the exemption for transactions by an issuer not involved in any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”). The Company made this determination based on the representations of the Investors that they are “accredited investors” within the meaning of Rule 501 of Regulation D and have access to information about the Company and their investment.

This Report is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities have not been registered under the Securities Act and may not be offered or sold in the United State of America absent registration or an exemption from registration under the Securities Act.

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

10.1	Form of Debenture (incorporated by reference to our Current Report on Form 8-K filed on April 4, 2014)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD MOTO, INC.

Date: December 12, 2014	By:	/s/ Paul Giles
Paul Giles, Chief Executive Officer